Exhibit 99.1

Lesaka Reports Third Quarter 2023 Results - Continued improvement in financial performance further evidences successful turnaround

JOHANNESBURG, May 9, 2023 - Lesaka Technologies, Inc. (Nasdaq: LSAK; JSE: LSK) today released results for the third quarter ended March 31, 2023 ("Q3 2023")

Performance Highlights for Q3 2023:

  Revenue of $134.0 million (ZAR 2.4 billion)1 in Q3 2023, compared to $35.2 million (ZAR 549.8 million)1 for the quarter ended March 31, 2022 ("Q3 2022"), with the 381% increase largely as a result of the inclusion and continued outperformance of the Connect Group (including Kazang) and momentum in the successful turnaround of the Consumer Division.
  Net loss attributable to Lesaka of $5.8 million (ZAR 104.4 million)1 in Q3 2023, compared to $3.3 million (ZAR 51.9 million)1 in Q3 2022. Operating income (loss) before PPA amortization and net interest, a non-GAAP measure and reconciled in Attachment B, was income of $1.9 million (ZAR 34.0 million)1 in Q3 2023, compared to a loss of $9.4 million (ZAR 146.8 million)1 in Q3 2022, and excludes amortization of acquired intangible assets of $3.7 million (ZAR 67.3 million) in Q3 2023, compared with $0.015 million (ZAR 0.3 million) in Q3 2022.
  Group Adjusted EBITDA of $7.6 million (ZAR 137.1 million)1, within guidance, and a significant improvement compared to the Q3 2022 reported Group Adjusted EBITDA loss of $7.2 million (ZAR 112.7 million)1.
  Continued operating improvement demonstrated by further narrowing the operating loss to $1.9 million (ZAR 33.2 million)1 in Q3 2023, representing an 81% improvement from an operating loss of $9.4 million (ZAR 147.1 million)1 reported for Q3 2022.
  Continued outperformance from the Merchant Division, exceeding guidance and delivering Segment Adjusted EBITDA of $8.3 million (ZAR 148.7 million)1 in Q3 2023. Growth and momentum are expected to continue as the Merchant Division continues to extend its footprint across South Africa's widely untapped informal market.
  Successful turnaround of the Consumer Division from a significant loss-making position into a positive Segment Adjusted EBITDA contributor to the Group. The Consumer Division reported a second consecutive quarter of profitability delivering Segment Adjusted EBITDA of $1.6 million (ZAR 29.6 million)1 in Q3 2023, compared to a loss, before the Q3 2022 reorganization costs, of $0.8 million (ZAR 13.5 million) 1 in Q3 2022. With the divisional turnaround largely complete, the Consumer Division is focused on more targeted interventions to grow the EPE account base and enhance its loan and insurance cross-sell initiatives.
  Continued momentum in achieving positive net cash generated by operating activities2 of $7.4 million (ZAR 133.0 million) in Q3 2023, compared to an outflow of $5.2 million (ZAR 81.3 million) in Q3 2022.
  Guidance for fiscal 2023 re-affirmed.

Lesaka Group CEO Chris Meyer said: "Another quarter of growth and profitability for Lesaka driven by the transformational acquisition of the Connect Group in our Merchant Division and the successful turnaround in our Consumer Division, despite the persistently challenging economic environment. Lesaka is well positioned to benefit from the exponential secular demand for innovative fintech solutions that are transforming South Africa's highly cash-driven informal economy.

In our Merchant Division we are committed to enabling small merchants to compete and grow by providing access to innovative financial technology and value-creating solutions. In our Consumer Division our mission is to improve the lives of South Africa's grant beneficiaries by providing affordable access to essential financial services.

The continued digitalization of South Africa's informal economy serves as a durable catalyst for our business but ultimately our success is built on the success of our customers."

1. Translated at an average exchange rate of ZAR 17.93 to $1 for Q3 2023, ZAR 15.61 to $1 for Q3 2022 and ZAR 17.52 to $1 for Q2 2023. The ZAR weakened 15% against the U.S. dollar during Q3 2023 when compared to Q3 2022 and 2% when compared to the prior sequential quarter (Q2 2023).

2. Cash generated by operating activities before working capital and net interest paid.

Summary Financial Metrics

Three months ended

	Three months ended
	Mar 31, 2023	Mar 31, 2022	Dec 31, 2022	Q3 '23 vs Q3 '22	Q3 '23 vs Q2 '23	Q3 '23 vs Q3 '22	Q3 '23 vs Q2 '23
(All figures in USD '000s except per share data)	USD '000's (except per share data)			% change in USD		% change in ZAR
Revenue	133,968	35,202	136,068	281%	(2%)	337%	1%

GAAP operating loss	(1,853)	(9,421)	(2,192)	(80%)	(15%)	(77%)	(13%)

Net loss attributable to Lesaka	(5,820)	(3,327)	(6,649)	75%	(12%)	101%	(10%)

GAAP loss per share ($)	(0.09)	(0.06)	(0.11)	58%	(14%)	82%	(12%)

Group Adjusted EBITDA (loss)(1)	7,646	(7,219)	7,442	nm	3%	nm	5%

Fundamental loss per share ($)(1)	(0.02)	(0.05)	(0.01)	(60%)	100%	(54%)	105%

Fully-diluted weighted average shares ('000's)	63,854	57,791	62,763	10%	2%	n/a	n/a

Average period USD / ZAR exchange rate	17.93	15.61	17.52	15%	2%	n/a	n/a

Nine months ended

	Nine months ended		F2023 vs F2022	F2023 vs F2022
	Mar 31, 2023	Mar 31, 2022
(All figures in USD '000s except per share data)	USD '000's (except per share data)		% change in USD	% change in ZAR
Revenue	394,822	100,820	292%	355%

GAAP operating loss	(8,716)	(30,073)	(71%)	(66%)

Net loss attributable to Lesaka	(23,165)	(28,727)	(19%)	(6%)

GAAP loss per share ($)	(0.37)	(0.50)	(27%)	(15%)

Group Adjusted EBITDA (loss)(1)	19,287	(21,511)	nm	nm

Fundamental loss per share ($)(1)	(0.11)	(0.40)	(73%)	(68%)

Fully-diluted weighted average shares ('000's)	62,913	57,322	10%	n/a

Average period USD / ZAR exchange rate	17.40	14.99	16%	n/a

(1) Group Adjusted EBITDA (loss), fundamental loss and fundamental loss per share are non-GAAP measures and are described below under "Use of Non-GAAP Measures-Group Adjusted EBITDA, and -Fundamental net loss and fundamental loss per share." See Attachment B for a reconciliation of GAAP net loss attributable to Lesaka to Group Adjusted EBITDA loss, and GAAP net loss to fundamental net loss and loss per share.

Factors Impacting Comparability of Q3 2023 and Q3 2022 Results

• Higher revenue: Revenues increased 337% in ZAR, primarily due to the contribution from the Connect Group ("Connect") in our Merchant Division, and an increase in account fees and insurance revenues in our Consumer Division, which was partially offset by lower hardware sales revenue in our POS hardware distribution business given the lumpy nature of bulk sales.

• Lower operating losses: Operating losses decreased, delivering an improvement of 77% in ZAR compared with the Q3 2022 primarily due to the contribution from Connect, and the implementation of various cost reduction initiatives in the Consumer Division, which was partially offset by an increase in acquisition related intangible asset amortization.

• Higher net interest charge: The net interest charge increased to ZAR 80.1 million from net interest received of ZAR 1.1 million due to the additional borrowings incurred in order to fund the acquisition of Connect as well as the debt acquired within the Connect Group itself.

• Foreign exchange movements: The U.S. dollar was 15% stronger against the ZAR during Q3 2023 compared to Q3 2022, which negatively impacted our U.S. dollar denominated reported results.

Results of Operations by Segment and Liquidity

Our chief operating decision maker is our Group Chief Executive Officer and he evaluates segment performance based on segment earnings before interest, tax, depreciation and amortization ("EBITDA"), adjusted for items mentioned in the next sentence ("Segment Adjusted EBITDA"). We do not allocate once-off items, stock-based compensation charges, certain lease charges, depreciation and amortization, impairment of goodwill or other intangible assets, other items (including gains or losses on disposal of investments, fair value adjustments to equity securities, fair value adjustments to currency options), interest income, interest expense, income tax expense or loss from equity-accounted investments to our reportable segments. See Attachment B for a reconciliation of GAAP net income before tax to Segment Adjusted EBITDA.

Merchant

Merchant Division revenue was $118.1 million in Q3 2023, up  622% compared with Q3 2022 on a constant currency basis. Segment revenue increased due to the contribution from Connect, which was partially offset by lower hardware sales revenue given the lumpy nature of bulk sales. The increase in EBITDA is primarily due to the inclusion of Connect, which was partially offset by lower hardware sales. Our EBITDA (loss) margin (calculated as EBITDA (loss) divided by revenue) for Q3 2023 and 2022 was  7.0% and  7.6%, respectively.

Consumer

Consumer Division revenue was $15.9 million in Q3 2023, 3% lower compared with Q3 2022 due to currency impacts. On a constant currency basis Segment revenue increased  11% compared to Q3 2022 and  5% compared to Q2 2023. Segment revenue increased primarily due to higher insurance revenues, higher revenue from account holder fees given the increase in number of accounts and modest lending revenue growth. We embarked on a retrenchment process during Q3 2022 and recorded an expense of $5.9 million which is included in the EBITDA loss for that period. The cost reduction initiatives we initiated in fiscal 2022 delivered a significant reduction in the Consumer Division's operating expenses which resulted in a positive Segment Adjusted EBITDA contribution compared with a Segment Adjusted EBITDA loss in Q3 2022. Specifically, Q2 2022 included expenses associated with discontinuing a mobile distribution network, and since then we have streamlined our branch network through reductions in certain expenses including employee-related costs, security, guarding and premises costs. Our EBITDA margin for Q3 2023 and 2022 was  10.4% and  (40.9%), respectively.

Group costs

Our group costs for fiscal 2023 increased compared with the prior period due to higher employee costs and an increase in directors' and officers' insurance premiums. Group costs primarily include employee related costs in relation to employees specifically hired for group roles and costs related directly to managing the US-listed entity; expenditures related to compliance with the Sarbanes-Oxley Act of 2002; non-employee directors' fees; legal fees; group and US-listed related audit fees; and directors' and officers' insurance premiums.

Cash flow and liquidity

As of March 31, 2023, our cash and cash equivalents were $49.4 million and comprised of U.S. dollar-denominated balances of $7.4 million, ZAR-denominated balances of ZAR 713.4 million ($40.1 million), and other currency deposits, primarily Botswana pula, of $1.9 million, with all amounts translated at exchange rates applicable as of March 31, 2023. The increase in our unrestricted cash balances from June 30, 2022, was primarily due to the utilization of our available borrowings and a positive contribution from Connect, which was partially offset by the utilization of cash reserves to fund certain scheduled repayments of borrowings, purchase ATMs and safe assets, and to make an investment in working capital in our Consumer and Merchant operations.

Outlook for FY 2023

While we report our financial results in USD, we measure our operating performance in ZAR, and as such we provide our guidance accordingly.

For the full fiscal year 2023, we are reaffirming the total Group guidance provided on February 7, 2023 (except as otherwise noted below). We expect the following for the year ended June 2023:

  Revenue between ZAR 8.7 billion and ZAR 9.3 billion.
  Merchant Segment Adjusted EBITDA of between ZAR 580 million and ZAR 595 million (previously between ZAR 550 million and ZAR 565 million).
  Consumer Segment Adjusted EBITDA of between ZAR 65 million and ZAR 80 million (previously between ZAR 95 million and ZAR 110 million).
  Group costs normalized expected to be between (ZAR 165 million) to (ZAR 150 million).
  Group Adjusted EBITDA of between ZAR 480 million and ZAR 525 million.

Management has provided its outlook regarding Merchant Segment Adjusted EBITDA, Consumer Segment Adjusted EBITDA, Group costs normalized and Group Adjusted EBITDA, each which is a non-GAAP financial measure and excludes certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measure because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures is not available without unreasonable effort.

Earnings Presentation for Q3 2023 Results

Our earnings presentation for Q3 2023 will be posted to the Investor Relations page of our website prior to our earnings call.

Webcast and Conference Call

Lesaka will host a webcast and conference call to review results on May 10, 2023, at 8:00 a.m. Eastern Time which is 2:00 p.m. South Africa Standard Time ("SAST"). A replay of the results presentation webcast will be available on the Lesaka investor relations website following the conclusion of the live event.

Webcast Details

  The results webcast can be accessed by using the following link: https://bit.ly/40ZGkQ3
  Webcast ID: 893 3353 7703
  Participants using the webcast will be able to ask questions by raising their hand and then asking the question "live."

Conference Call Dial-in:

  US Toll-Free: +1 386 347 5053 or +1 507 473 4847
  South Africa Toll-Free + 27 87 551 7702
  Participants using the conference call dial-in will be unable to ask questions.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of EBITDA, Group Adjusted EBITDA, Operating income (loss) before PPA amortization and net interest, fundamental net (loss) income and fundamental (loss) earnings per share and headline (loss) earnings per share are non-GAAP measures.

Group Adjusted EBITDA

Group Adjusted EBITDA is earnings before interest, tax, depreciation and amortization ("EBITDA"), as well as adjustments for non-operational transactions (including disposal of equity-accounted investments and unrealized loss on fair value adjustments to currency options), stock-based compensation charges, lease adjustments and once-off items. Lease adjustments reflect lease charges and once-off items represents non-recurring expense items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Operating income (loss) before PPA amortization and net interest

Operating income (loss) before PPA amortization and net interest is operating loss adjusted for the amortization of acquired intangible assets.

Fundamental net loss and fundamental loss per share

Fundamental net loss and loss per share is GAAP net loss and loss per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net loss and loss per share for fiscal 2023 also includes change in tax rate, a net gain on disposal of equity-accounted investments, impairment losses related to an equity-accounted investment and an adjustment for an unrealized currency loss related to our non-core business which we are in the process of winding down. Fundamental net loss and loss per share for fiscal 2022 also includes adjustments for a gain related to fair value adjustments in respect of currency options, reorganization costs incurred, a gain on disposal of equity securities and a loss on disposal of equity-accounted investments.

Management believes that the operating income before depreciation and amortization, Group Adjusted EBITDA, fundamental net (loss) income and (loss) earnings per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment B presents the reconciliation between GAAP net loss attributable to Lesaka to Group Adjusted EBITDA; and GAAP net (loss) income and (loss) earnings per share and fundamental net (loss) income and (loss) earnings per share.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and H(L)EPS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

Change in accountants for fiscal 2024 as a result of South African mandatory audit firm rotation

KPMG Inc. ("KPMG") in South Africa has been engaged as our certifying accountant beginning July 1, 2023, the first day of our 2024 fiscal year in compliance with South African mandatory audit firm rotation rules. Deloitte & Touche in South Africa ("Deloitte"), our current independent registered public accounting firm, will be dismissed effective upon the completion of Deloitte's audit of our consolidated financial statements for the year ended June 30, 2023. Our Audit Committee embarked on a competitive bidding process to identify, evaluate and appoint a new independent accountant as its certifying accountant in South Africa to audit our consolidated annual financial statements for the year ended June 30, 2024. Deloitte and KPMG are both registered with the Public Company Accounting Oversight Board in the US, and both are also registered with the Independent Regulatory Board for Auditors ("IRBA"), the South African auditor regulator. As prescribed by the IRBA, public interest entities with auditors registered with the IRBA are required to comply with mandatory audit firm rotation requirements which limits the period for which a registered auditor can serve as a company's auditor to no more than 10 years. We are therefore required to comply with these mandatory audit firm rotation rules which necessitates a change to our certifying accountants for the year ended June 30, 2024.

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company that utilizes its proprietary banking and payment technologies to deliver superior financial services solutions to merchants (B2B) and consumers (B2C) in Southern Africa. Lesaka's mission is to drive true financial inclusion for both merchant and consumer markets through offering affordable financial services to previously underserved sectors of the economy. Lesaka offers cash management solutions, growth capital, card acquiring, bill payment technologies and value-added services to formal and informal retail merchants as well as banking, lending, and insurance solutions to consumers across Southern Africa. The Lesaka journey originally began as "Net1" in 1997 and later rebranded to Lesaka (2022), with the acquisition of Connect. As Lesaka, the business continues to grow its systems and capabilities to deliver meaningful fintech-enabled, innovative solutions for South Africa's merchant and consumer markets.

Lesaka has a primary listing on NASDAQ (NasdaqGS: LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka Technologies (Lesaka ™).

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "could," "would," "may," "will," "intends," "outlook," "focus," "seek," "potential," "mission," "continue," "goal," "target," "objective," derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to future financial results and future financing and business opportunities are forward-looking statements. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company's Form 10-K for the fiscal year ended June 30, 2022, as filed with the SEC, as well as other documents we have filed or will file with the SEC. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

Investor Relations Contact:

Phillipe Welthagen

Email: phillipe.welthagen@lesakatech.com

Mobile: +27 84 512 5393

FNK IR:

Rob Fink / Matt Chesler, CFA

Email: lsak@fnkir.com

Media Relations Contact:

Janine Bester Gertzen

Email: Janine@thenielsennetwork.com

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

	Unaudited		Unaudited
	Three months ended		Nine months ended
	March 31,		March 31,
	2023	2022	2023	2022
	(In thousands)		(In thousands)

REVENUE	$133,968	$35,202	$394,822	$100,820

EXPENSE

Cost of goods sold, IT processing, servicing and support	105,299	23,008	314,651	67,795
Selling, general and administration	24,547	15,142	70,995	53,330
Depreciation and amortization	5,975	463	17,892	2,084
Reorganization costs(1)	-	5,894	-	5,894
Transaction costs related to Connect Group acquisition	-	116	-	1,790

OPERATING LOSS	(1,853)	(9,421)	(8,716)	(30,073)
GAIN RELATED TO FAIR VALUE ADJUSTMENT TO CURRENCY OPTIONS	-	6,120	-	3,691

LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	329	346	193	346

GAIN ON DISPOSAL OF EQUITY SECURITIES	-	(720)	-	720

INTEREST INCOME	469	761	1,269	1,463

INTEREST EXPENSE	4,984	691	13,408	2,272

LOSS BEFORE INCOME TAX (BENEFIT) EXPENSE	(6,697)	(2,857)	(21,048)	(26,817)

INCOME TAX (BENEFIT) EXPENSE	(860)	470	(465)	754

NET LOSS BEFORE EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	(5,837)	(3,327)	(20,583)	(27,571)

EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	17	-	(2,582)	(1,156)

NET LOSS ATTRIBUTABLE TO LESAKA	(5,820)	(3,327)	(23,165)	(28,727)

Net loss per share, in United States dollars:
Basic loss attributable to Lesaka shareholders	$(0.09)	$(0.06)	$(0.37)	$(0.50)
Diluted loss attributable to Lesaka shareholders	$(0.09)	$(0.06)	$(0.37)	$(0.50)

(1) Reorganization costs have been increased by $42,000 and selling, general and administration has been decreased by $42,000 during the three and nine months ended March 31, 2022, to adjust for a misallocation between the two captions.

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Balance Sheets

	Unaudited	(A)
	March 31,	June 30,
	2023	2022
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$49,423	$43,940
Restricted cash	37,849	60,860
Accounts receivable, net of allowance of - March: $295; June: $509 and other receivables	34,325	28,898
Finance loans receivable, net of allowance of - March: $3,406; June: $1,691	39,282	33,892
Inventory	33,100	34,226
Total current assets before settlement assets	193,979	201,816
Settlement assets	15,852	15,916
Total current assets	209,831	217,732
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - March: $37,220; June: $35,249	28,589	24,599
OPERATING LEASE RIGHT-OF-USE	5,400	7,146
EQUITY-ACCOUNTED INVESTMENTS	4,695	5,861
GOODWILL	148,971	162,657
INTANGIBLE ASSETS, net of accumulated amortization of - March: $28,142; June: $16,390	132,350	156,702
DEFERRED INCOME TAXES	8,672	3,776
OTHER LONG-TERM ASSETS, including reinsurance assets	78,069	78,092
TOTAL ASSETS	616,577	656,565

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	37,731	51,338
Short-term credit facilities	16,930	14,880
Accounts payable	22,780	18,572
Other payables	31,501	34,362
Operating lease liability - current	1,779	2,498
Current portion of long-term borrowings	3,515	6,804
Income taxes payable	3,468	2,140
Total current liabilities before settlement obligations	117,704	130,594
Settlement obligations	15,054	15,276
Total current liabilities	132,758	145,870
DEFERRED INCOME TAXES	49,992	54,211
OPERATING LEASE LIABILITY - LONG TERM	3,785	4,827
LONG-TERM BORROWINGS	147,198	134,842
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,450	2,466
TOTAL LIABILITIES	336,183	342,216
REDEEMABLE COMMON STOCK	79,429	79,429

EQUITY
LESAKA EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: March: 63,743,900; June: 62,324,321	83	83
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: March: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	334,286	327,891
TREASURY SHARES, AT COST: March: 24,994,799; June: 24,891,292	(287,422)	(286,951)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(185,554)	(168,840)
RETAINED EARNINGS	339,572	362,737
TOTAL LESAKA EQUITY	200,965	234,920
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	200,965	234,920
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$616,577	$656,565

(A) Derived from audited consolidated financial statements.

LESAKA TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Unaudited		Unaudited
	Three months ended		Nine months ended
	March 31,		March 31,
	2023	2022	2023	2022
	(In thousands)		(In thousands)
Cash flows from operating activities
Net loss	$(5,820)	$(3,327)	$(23,165)	$(28,727)
Depreciation and amortization	5,975	463	17,892	2,084
Movement in allowance for doubtful accounts receivable	1,638	91	4,167	1,217
Movement in interest payable	1,827	(97)	3,289	(199)
Unrealized loss related to fair value adjustment to currency options	-	(2,391)	-	38
Fair value adjustment related to financial liabilities	(21)	(152)	123	(476)
Gain on disposal of equity securities	-	(720)	-	(720)
Loss (Gain) on disposal of equity-accounted investments	329	346	193	346
(Earnings) Loss from equity-accounted investments	(17)	-	2,582	1,156
Profit on disposal of property, plant and equipment	(145)	(1,104)	(466)	(2,400)
Facility fee amortized	198	-	643	-
Stock-based compensation charge	1,644	614	5,955	1,711
Dividends received from equity accounted investments	-	-	21	137
Increase in accounts receivable	(7,620)	(1,956)	(8,601)	(790)
(Increase) Decrease in finance loans receivable	(2,507)	1,269	(11,318)	(2,176)
Increase in inventory	(297)	(181)	(1,769)	(27)
(Decrease) Increase in accounts payable and other payables	1,030	(1,913)	5,421	(1,668)
Increase in taxes payable	1,349	395	1,478	444
Decrease in deferred taxes	(2,670)	(112)	(5,792)	(458)
Net cash used in operating activities	(5,107)	(8,775)	(9,347)	(30,508)

Cash flows from investing activities
Capital expenditures	(4,717)	(834)	(13,210)	(1,721)
Proceeds from disposal of property, plant and equipment	394	1,538	1,156	3,529
Proceeds from disposal of equity-accounted investment	254	819	645	819
Acquisition of intangible assets	(125)	-	(245)	-
Loan to equity-accounted investment	-	-	(112)	-
Repayment of loans by equity-accounted investments	-	-	112	-
Proceeds from disposal of equity securities	-	720	-	720
Proceeds from disposal of equity-accounted investment - Bank Frick	-	-	-	7,500
Net change in settlement assets	11,043	5	(972)	102
Net cash provided (used in) by investing activities	6,849	2,248	(12,626)	10,949

Cash flows from financing activities
Proceeds from bank overdraft	128,196	95,048	441,488	406,398
Repayment of bank overdraft	(135,986)	(100,832)	(448,288)	(372,508)
Long-term borrowings utilized	12,868	-	23,010	-
Repayment of long-term borrowings	(2,024)	-	(5,292)	-
Guarantee fee	-	-	(100)	-
Proceeds from issue of shares	114	20	447	759
Acquisition of treasury stock	(178)	-	(471)
Net change in settlement obligations	(10,761)	(5)	807	(102)
Net cash (used in) provided by financing activities	(7,771)	(5,769)	11,601	34,547

Effect of exchange rate changes on cash	(3,475)	12,200	(7,156)	1,295
Net (decrease) increase in cash, cash equivalents and restricted cash	(9,504)	(96)	(17,528)	16,283
Cash, cash equivalents and restricted cash - beginning of period	96,776	240,144	104,800	223,765
Cash, cash equivalents and restricted cash - end of period	$87,272	$240,048	$87,272	$240,048

Lesaka Technologies, Inc.

Attachment A

Operating segment revenue, operating (loss) income and operating (loss) margin:

Three months ended March 31, 2023, and 2022 and December 31, 2022

	Three months ended			Change - actual		Change - constant exchange rate(1)
Key segmental data, in '000, except margins	Mar 31, 2023	Mar 31, 2022	Dec 31, 2022	Q3 '23 vs Q3 '22	Q3 '23 vs Q2 '23	Q3 '23 vs Q3 '22	Q3 '23 vs Q2 '23
Revenue:
Merchant	$118,092	$18,785	$120,634	529%	(2%)	622%	0%
Consumer	15,876	16,429	15,434	(3%)	3%	11%	5%
Subtotal: Operating segments	133,968	35,214	136,068	280%	(2%)	337%	1%
Intersegment eliminations	-	(12)	-	nm	nm	nm	nm
Consolidated revenue	$133,968	$35,202	$136,068	281%	(2%)	337%	1%

Segment Adjusted EBITDA
Merchant	$8,290	$1,427	$9,120	481%	(9%)	567%	(7%)
Consumer	1,649	(6,717)	578	nm	185%	nm	192%
Total Segment EBITDA	9,939	(5,290)	9,698	nm	2%	nm	5%
Group costs	(2,293)	(1,929)	(2,256)	19%	2%	37%	4%
Group Adjusted EBITDA	7,646	(7,219)	7,442	nm	3%	nm	5%
Once-off items	(1,184)	(235)	(119)	404%	895%	479%	919%
Stock-based compensation charges	(1,644)	(614)	(2,849)	168%	(42%)	208%	(41%)
Lease adjustments	(696)	(890)	(747)	(22%)	(7%)	(10%)	(5%)
Depreciation and amortization(2)	(5,975)	(463)	(5,919)	1,190%	1%	1,382%	3%
Consolidated operating loss	$(1,853)	$(9,421)	$(2,192)	(80%)	(15%)	(77%)	(13%)

Segment Adjusted EBITDA (loss) margin (%)
Consumer	7.0%	7.6%	7.6%
Merchant	10.4%	(40.9%)	3.7%
Group Adjusted EBITDA (loss) margin	5.7%	(20.5%)	5.5%

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q3 2023 also prevailed during Q3 2022 and Q2 2023.

(2) - Depreciation and amortization for the three months ended March 31, 2023 and 2022, and December 31, 2022, includes amortization of acquiring intangible assets of $3,789; $15 and $3,842, respectively.

Nine months ended March 31, 2023 and 2022

			Change - actual	Change - constant exchange rate(1)

	Nine months ended March 31,		F2023 vs F2022	F2023 vs F2022
Key segmental data, in '000, except margins	2023	2022
Revenue:
Merchant	$348,508	$50,600	589%	700%
Consumer	46,314	50,232	(8%)	7%
Subtotal: Operating segments	394,822	100,832	292%	355%
Intersegment eliminations	-	(12)	nm	nm
Consolidated revenue	$394,822	$100,820	292%	355%

Segment Adjusted EBITDA
Merchant	$25,303	$4,506	462%	552%
Consumer	833	(20,439)	nm	nm
Total Segment EBITDA	26,136	(15,933)	nm	nm
Group costs	(6,849)	(5,578)	23%	43%
Group Adjusted EBITDA	19,287	(21,511)	nm	nm
Once-off items	(1,901)	(2,120)	(10%)	4%
Stock-based compensation charges	(5,955)	(1,711)	248%	304%
Lease adjustments	(2,255)	(2,647)	(15%)	(1%)
Depreciation and amortization(2)	(17,892)	(2,084)	759%	897%
Consolidated operating loss	$(8,716)	$(30,073)	(71%)	(66%)

Segment Adjusted EBITDA (loss) margin (%)
Merchant	7.3%	8.9%
Consumer	1.8%	(40.7%)
Group Adjusted EBITDA (loss) margin	4.9%	(21.3%)

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the year to date fiscal 2023 also prevailed during the year to date fiscal 2022.

(2) - Depreciation and amortization for the nine months ended March 31, 2023 and 2022, includes amortization of acquiring intangible assets of $11,559 and $126, respectively.

Earnings (Loss) from equity-accounted investments:

The table below presents the relative earnings (loss) from our equity-accounted investments:

	Three months ended March 31,			Nine months ended March 31,
	2023	2022	% change	2023	2022	% change
Finbond	$-	$-	nm	(2,631)	(1,156)	128%
Share of net loss	-	-	nm	(1,521)	(1,156)	32%
Impairment	-	-	nm	(1,110)	-	nm
Other	17	-	nm	49	-	nm
Share of net income	17	-	nm	49	-	nm
Earnings (Loss) from equity-accounted investments	$17	$-	nm	$(2,582)	$(1,156)	123%

Lesaka Technologies, Inc.

Attachment B

Reconciliation of GAAP loss attributable to Lesaka to Group Adjusted EBITDA loss:

Three and nine months ended March 31, 2023 and 2022

	Three months ended			Nine months ended
	March 31	March 31	December 31	March 31
	2023	2022	2023	2023	2023
Loss attributable to Lesaka - GAAP	$(5,820)	$(3,327)	$(6,649)	$(23,165)	$(28,727)
(Earnings) loss from equity accounted investments	(17)	-	(18)	2,582	1,156
Net loss before (earnings) loss from equity-accounted investments	(5,837)	(3,327)	(6,667)	(20,583)	(27,571)
Income tax expense	(860)	470	364	(465)	754
Loss before income tax expense	(6,697)	(2,857)	(6,303)	(21,048)	(26,817)
Interest expense	4,984	691	4,388	13,408	2,272
Interest income	(469)	(761)	(389)	(1,269)	(1,463)
Gain on disposal of equity securities	-	(720)	-	-	(720)
Net loss (gain) on disposal of equity-accounted investment	329	346	112	193	346
Gain related to fair value adjustment to currency options	-	(6,120)	-	-	(3,691)
Operating loss	(1,853)	(9,421)	(2,192)	(8,716)	(30,073)
PPA amortization (Amortization of acquired intangible assets)	3,789	15	3,842	11,559	126
Operating income (loss) before PPA amortization and net interest (Non-GAAP)	1,936	(9,406)	1,650	2,843	(29,947)
PPA amortization (Amortization of acquired intangible assets)	(3,789)	(15)	(3,842)	(11,559)	(126)
Depreciation and amortization	5,975	463	5,919	17,892	2,084
Stock-based compensation charges	1,644	614	2,849	5,955	1,711
Lease adjustments	696	890	747	2,255	2,647
Once-off items	1,184	235	119	1,901	2,120
Group Adjusted EBITDA - Non-GAAP	7,646	(7,219)	7,442	19,287	(21,511)
Group costs	2,293	1,929	2,256	6,849	5,578
Segment Adjusted EBITDA - measure of segment performance	9,939	(5,290)	9,698	26,136	(15,933)
Merchant	8,290	1,427	9,120	25,303	4,506
Consumer	1,649	(6,717)	578	833	(20,439)

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net loss and loss per share, basic:

Three months ended March 31, 2023 and 2022

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2023	2022	2023	2022	2023	2022	2023	2022
GAAP	(5,820)	(3,327)	(0.09)	(0.06)	(104,363)	(51,940)	(1.64)	(0.89)

Stock-based compensation charge	1,644	614			29,480	9,586
Intangible asset amortization, net	2,701	11			48,434	184
Change in tax rate	(1,299)	-			(23,293)	-
Transaction costs	374	236			6,706	3,684
Net loss on disposal of equity-accounted investments	329	346			5,900	5,402
Other	810	-			14,525	-
Gain related to fair value adjustment to currency options	-	(6,120)			-	(95,545)
Reorganization costs, net of tax	-	5,894			-	91,361
Gain on disposal of equity securities	-	(720)			-	(11,241)

Fundamental	(1,261)	(3,066)	(0.02)	(0.05)	(22,611)	(48,509)	(0.35)	(0.84)

Nine months ended March 31, 2023 and 2022

	Net (loss) income (USD '000)		(L) EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2023	2022	2023	2022	2023	2022	2023	2022
GAAP	(23,165)	(28,727)	(0.37)	(0.50)	(403,156)	(430,545)	(6.32)	(7.51)

Reorganization costs, net of tax	-	5,894			-	87,706
Stock-based compensation charge	5,955	1,711			103,639	25,644
Intangible asset amortization, net	8,374	38			147,311	551
Impairment of equity method investments	1,110	-			19,318	-
Change in tax rate	(1,299)	-			(22,607)	-
Non core international - unrealized currency loss	395	-			6,874	-
Transaction costs	696	2,120			12,113	31,774
Net loss on disposal of equity-accounted investments	193	346			3,359	5,186
Other	810	-			14,097	-
Gain related to fair value adjustment to currency options	-	(3,691)			-	(55,319)
Gain on disposal of equity securities	-	(720)			-	(10,791)
Fundamental	(6,931)	(23,029)	(0.11)	(0.40)	(119,052)	(345,794)	(1.87)	(6.03)

Lesaka Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended March 31, 2023 and 2022

	2023	2022

Net loss (USD’000)	(5,820)	(3,327)
Adjustments:
Gain on disposal of equity securities	-	(720)
Net loss on sale of equity-accounted investments	329	346
Profit on sale of property, plant and equipment	(145)	(1,104)
Tax effects on above	41	302
Net loss used to calculate headline loss (USD’000)	(5,595)	(4,503)
Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss (‘000)	63,854	57,791
Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss (‘000)	63,854	57,791
Headline loss per share:
Basic, in USD	(0.09)	(0.08)
Diluted, in USD	(0.09)	(0.08)

Nine months ended March 31, 2023 and 2022

	2023	2022
Net loss (USD'000)	(23,165)	(28,727)
Adjustments:
Gain on disposal of equity securities	-	(720)
Impairment of equity method investments	1,110	-
Net gain on sale of equity-accounted investment	193	346
Profit on sale of property, plant and equipment	(466)	(2,400)
Tax effects on above	130	727
Net loss used to calculate headline loss (USD'000)	(22,198)	(30,774)
Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	62,913	57,322
Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	62,913	57,322
Headline loss per share:
Basic, in USD	(0.35)	(0.54)
Diluted, in USD	(0.35)	(0.54)

Calculation of the denominator for headline diluted loss per share

	Three months ended March 31,		Nine months ended March 31,
	2023	2022	2023	2022
Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	63,854	57,791	62,913	57,322
Denominator for headline diluted loss per share	63,854	57,791	62,913	57,322

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.